Exhibit 21

SUBSIDIARIES OF THE REGISTRANT

Set forth below are certain subsidiaries of
Corteva, Inc. and EIDP, Inc.

Name	Organized Under Laws Of
1776 Crop SpinCo B.V.	Netherlands
AG (Shanghai) Agriculture Technology Co., Ltd.	Shanghai
Agro Corteva Chile S.A.	Chile
AgroStollerec S.A.	Ecuador
AgSurf Corporation	Delaware
Biotelliga Holdings Limited	New Zealand
Biotelliga Limited	New Zealand
CAS Brasil HoldCo Ltda.	Brazil
Christiana Insurance LLC	Delaware
Corteva (China) Investment Co., Ltd.	Shanghai
Corteva Agriscience (Cambodia) Co., Ltd.	Cambodia
Corteva Agriscience (Malaysia) Sdn. Bhd.	Malaysia
Corteva Agriscience (Myanmar) Company Limited	Myanmar
Corteva Agriscience (Nantong) Co., Ltd.	Jiangsu
Corteva Agriscience (Singapore) Pte. Ltd.	Singapore
Corteva Agriscience (Thailand) Co., Ltd.	Thailand
Corteva Agriscience AB	Sweden
Corteva Agriscience Argentina S.R.L.	Argentina
Corteva Agriscience Australia PTY Ltd	Australia
Corteva Agriscience Bangladesh Limited	Bangladesh
Corteva Agriscience Belgium B.V.	Belgium
Corteva Agriscience Bolivia S.A.	Bolivia
Corteva Agriscience Bulgaria EOOD	Bulgaria
Corteva Agriscience Canada Company	Nova Scotia
Corteva Agriscience Chile Limitada	Chile
Corteva Agriscience Costa Rica S.A.	Costa Rica
Corteva Agriscience Cote d'Ivoire SASU	Ivory Coast
Corteva Agriscience Czech s.r.o.	Czech Republic
Corteva Agriscience de Colombia S.A.S.	Colombia
Corteva Agriscience de Ecuador S.A.	Ecuador
Corteva Agriscience Denmark A/S	Denmark
Corteva Agriscience Egypt LLC	Egypt
Corteva Agriscience Finland OY	Finland
Corteva Agriscience France S.A.S.	France
Corteva Agriscience Germany GmbH	Germany
Corteva Agriscience Guatemala S.A.	Guatemala
Corteva Agriscience Hellas S.A.	Greece

Corteva Agriscience Holding LLC	Delaware
Corteva Agriscience Holding Sàrl	Switzerland
Corteva Agriscience India Private Limited	India
Corteva Agriscience International Sàrl	Switzerland
Corteva Agriscience Italia S.r.l.	Italy
Corteva Agriscience Japan Limited	Japan
Corteva Agriscience Kazakhstan Limited Liability Partnership	Kazakhstan
Corteva Agriscience Korea Ltd.	Korea
Corteva Agriscience LLC	Delaware
Corteva Agriscience Maroc SARL	Morocco
Corteva Agriscience Netherlands B.V.	Netherlands
Corteva Agriscience New Zealand Ltd	New Zealand
Corteva Agriscience Pacific Limited	Hong Kong
Corteva Agriscience Paraguay S.A.	Paraguay
Corteva Agriscience Perú SAC	Peru
Corteva Agriscience Poland Sp. z o.o.	Poland
Corteva Agriscience S. de R.L. de C.V.	México
Corteva Agriscience Services India Private Limited	India
Corteva Agriscience Spain, S.L.U.	Spain
Corteva Agriscience UK Limited	United Kingdom
Corteva Agriscience Uruguay S.A.	Uruguay
Corteva Agriscience Vietnam Co., Ltd.	Vietnam
Corteva Asia Pacific Inc.	Delaware
Corteva Biologics US, LLC	Delaware
Corteva CP Products SA (Pty) Ltd	South Africa
Corteva Crop (Singapore) Pte. Ltd.	Singapore
Corteva Crop India Private Limited	India
Corteva Crop Pakistan (Private) Limited	Pakistan
Corteva Crop Slovakia s.r.o.	Slovakia
Corteva Crop Solutions HUN Kft.	Hungary
Corteva Crop Solutions Rom S.R.L.	Romania
Corteva Crop Solutions SA (Pty) Ltd	South Africa
Corteva Crop Taiwan Ltd.	Taiwan
Corteva Crop Ukraine LLC	Ukraine
Corteva Holding France S.A.S.	France
Corteva Holding Mauritius Limited	Mauritius
Corteva Holding Netherlands 1 B.V.	Netherlands
Corteva Holding Netherlands 2 B.V.	Netherlands
Corteva Holdings NZ Limited	New Zealand
Corteva India Limited, LLC	Delaware
Corteva MX S.A. de C.V.	México
Corteva Services Sàrl	Switzerland
Corteva Turkey Tarim A.S.	Turkey
Corteva US Feedstocks Company, LLC	Delaware
Crop Canada 2, ULC	Nova Scotia